                                                        Exhibit 10.1

AMENDMENT TO DEVELOPMENT FUNDING AGREEMENT

This Amendment to Development Funding Agreement (this “Amendment”), dated as of May 17, 2021 (the “Amendment Effective Date”) is by and between Stealth Bio Therapeutics Corp, a Cayman Islands exempted company with registered number 165223, (“Stealth”) and Morningside Venture (I) Investments Limited (“Morningside”).

WHEREAS, Stealth and Morningside are parties to that certain Development Funding Agreement dated as of October 30, 2020 (the “Agreement”);

WHEREAS, pursuant to Section 3.3 of the Agreement, Stealth may request, at any time after its receipt of positive Research Results from any Trial as determined in good faith by the board of directors of Stealth (the “Additional Funding Trigger”), that the Investors make Additional Fundings;

WHEREAS, as of the Amendment Effective Date, the Additional Funding Trigger has occurred and Stealth has requested and Morningside has agreed to provide Additional Funding as set forth in this Amendment;

WHEREAS, the Agreement may be amended only with the written consent of the Stealth and the Majority Investors; and

WHEREAS, Morningside is the only Investor as of the Amendment Effective Date.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in the Agreement.
2.

Morningside hereby acknowledges that the Additional Funding Trigger has occurred and per this this Amendment is agreeing to fund the Additional Funding amounts set forth on Schedule 1 as amended, in the aggregate amount of $30.0 million.

3.	Schedule 1 to the Agreement shall be deleted and replaced in its entirety with Schedule 1 hereto.
4.	Except as otherwise expressly set forth in this Amendment, the terms of the Agreement shall remain in full force and effect without modification.
5.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

STEALTH BIOTHERAPEUTICS CORP

By: /s/ Irene McCarthy

      Name: Irene McCarthy

Title:   CEO

MORNINGSIDE VENTURE (I) INVESTMENTS LIMITED

By: /s/ Jill Marie Franklin

Name: Jill Marie Franklin

Title: Authorized Signature

By: /s/ Anne Elizabeth Richard

Name: Anne Elizabeth Richard

Title: Authorized Signature

SCHEDULE 1

INVESTOR COMMITMENT AMOUNT AND CONTACT INFORMATION

Investor and Contact Information	Tranche 1 Payment	Tranche 2 Payment	Tranche 3 Payment	Additional Fundings	Total Committed Amount
Morningside Venture (I) Investments Limited Attn: Frances Richard 2nd Floor Le Prince de Galles 3-5 Avenue des Citronniers MC 98000, Monaco T: 011-377-97-97-47-37 F: 011-377-97-97-47-30 admin@thc-mgt.mc	$20,000,000	$10,000,000	$5,000,000	Within 5 Business Days after the Amendment Effective Date: $8,000,000 On or about October 1, 2021: $11,000,000 On or about December 1, 2021: $11,000,000	$65,000,000

Total	$20,000,000	$10,000,000	$5,000,000	$30,000,000	$65,000,000